Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Spescom Software, Inc. of our report dated December 27, 2005, relating to our audit of the consolidated financial statements and the financial statement schedule which appear in the Annual Report on Form 10-K of Spescom Software, Inc. for the year ended September 30, 2005.

/s/ SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP

Los Angeles, California
January 9, 2006